SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

And Regulation FD

Date of Report (Date of earliest event reported) August 3, 2004

WHIRLPOOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3932	38-1490038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 M63 North, Benton Harbor, Michigan	49022-2692
(Address of principal executive officers)	(Zip Code)

(269)-923-5000

Registrant’s telephone number, including area code

Item 5 – Other Events

On August 3, 2004, the registrant issued a press release announcing the resignation of R. Stephen Barrett, Jr., the company’s executive vice president and chief financial officer, effective September 1, 2004. The registrant’s Board of Directors has elected Roy Templin to succeed Barrett.

The registrant also announced that Ted Dosch has been named to succeed Templin as controller, effective September 1, 2004.

Item 7 – Financial Statements and Exhibits

Attached is a press release dated August 3, 2004 being furnished as part of this report.

Exhibit Index

Exhibit No.	Description
99	Press Release dated August 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: August 3, 2004	By:	/s/ Robert T. Kenagy
	Name:	Robert T. Kenagy
	Title:	Corporate Secretary